EXHIBIT 23.1


                     CONSENTS OF INDEPENDENT ACCOUNTANTS

                    We consent to the incorporation by reference in this Registration Statement of Regeneron Pharmaceuticals, Inc. (the "Company") on Form S-8 of our report dated February 14, 1997, on our audits of the financial statements of the Company as of December 31, 1996, and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                                   /s/ Coopers & Lybrand L.L.P.

          New York, New York
          August 14 , 1997